SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

Intellect Neurosciences, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)
333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation.

On November 17, 2009, Intellect Neurosciences, Inc. (OTCBB: ILNS) (the “Company”) issued and sold 14% Convertible Promissory Notes (the “Note”) with an aggregate principal amount of $200,000, resulting in net proceeds to the Company of approximately $192,500. The Notes were sold to “accredited investors” (as defined in Section 2(15) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 501 promulgated thereunder) in an offering exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

The Notes bear interest at 14% annually and mature 3 months from the issue date of the Notes. Interest is payable quarterly in arrears on the last day of each calendar quarter, commencing December 31, 2009.  Each Note may be converted into shares of Company common stock equal to the sum of the principal owed and interest that has accrued on such Note divided by the conversion price of $1.75. The Notes are not entitled to dividends, distributions or other payments and carry no registration rights related to the underlying common stock.

Pursuant to the terms of the Notes, the Company has agreed, among other things, to use its best efforts to obtain the consent of the holders of its outstanding Common Stock to increase the number of authorized shares of common stock from 100 million to 650 million. Provided this proposal is adopted by the Company’s shareholders, the Company has agreed to effectuate a conversion of its outstanding Series B Preferred Stock at a conversion price of $0.10 per share (and $0.08 per share under certain circumstances) in the event holders of eighty percent (80%) or more of the Series B Preferred Stock agree to convert their stock at such price.

The Company expects to use the net proceeds from the sale of the Notes for general corporate purposes.

Item 3.02. Unregistered Sales of Equity Securities.

The number of shares of common stock issuable upon conversion of the Notes described in Item 2.03 of this Current Report on Form 8-K is the sum of the principal owed and interest that has accrued on each Note divided by the conversion price of $1.75. The conversion price of the Notes is subject to adjustment as described in the terms of the Notes.  The issuance of any such shares upon conversion of the Notes will be to “accredited investors” in a transaction exempt from registration under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.  The Company will receive no additional proceeds upon the issuance of any such shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

5.1	Form of Convertible Promissory Note.
5.2	Letter to Shareholders
5.3	Letter to Holders of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2009	INTELLECT NEUROSCIENCES, INC.

	By:	/s/Elliot Maza
Name: Elliot Maza
Title: Chief Financial Officer